AMENDED AND RESTATED MANAGEMENT FEE WAIVER AGREEMENT

AMENDED AND RESTATED MANAGEMENT FEE WAIVER AGREEMENT, effective as of May 1, 2015 (“Agreement”), by and between MetLife Advisers, LLC (the “Adviser”) and Met Investors Series Trust (the “Trust”) on behalf of each series of the Trust listed in Section 1 of this Agreement (each, a “Portfolio,” and collectively, the “Portfolios”).

WHEREAS, the Trust is a Delaware statutory trust organized under the Agreement and Declaration of Trust, and is registered under the Investment Company Act of 1940, as amended, as an open-end management company of the series type, and each Portfolio is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into a Management Agreement dated December 8, 2000 and a Management Agreement dated November 1, 2004, each as amended from time to time (each, a “Management Agreement”) pursuant to which the Adviser provides investment management services to each Portfolio for compensation based on the value of the average daily net assets of each Portfolio;

WHEREAS, the Trust and the Adviser desire to modify the compensation payable to the Adviser by the Portfolios under the Management Agreements for the period from May 1, 2015 to April 30, 2016.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Trust and the Adviser hereby agree as follows:

1.	The Adviser shall waive such portion of the management fee payable to it under the applicable Management Agreement relating to each Portfolio as is necessary to reduce the total management fee of each Portfolio to the fee schedule after waiver as set forth below:

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
AllianceBernstein Global Dynamic Allocation	0.700% of the first $250 million of such assets plus 0.650% of such assets over $250 million up to $500 million plus 0.625% of such assets over $500 million up to $1 billion plus 0.600% of such assets over $1 billion	0.700% of the first $250 million of such assets plus 0.650% of such assets over $250 million up to $500 million plus 0.600% of such assets over $500 million up to $2 billion plus 0.580% of such assets over $2 billion up to $3.5 billion plus 0.570% of such assets over $3.5 billion up to $5 billion plus 0.560% over $5 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

AQR Global Risk Balanced	0.675% of the first $250 million of such assets plus 0.650% of such assets over $250 million up to $750 million plus 0.625% of such assets $750 million up to $1 billion plus 0.600% of such assets over $1 billion	0.675% of the first $250 million of such assets plus 0.650% of such assets over $250 million up to $750 million plus 0.625% of such assets over $750 million up to $1 billion plus 0.590% of such assets over $1 billion up to $3.5 billion plus 0.560% of such assets over $3.5 billion

BlackRock Global Tactical Strategies	0.800% of the first $100 million of such assets plus 0.750% of such assets over $100 million up to $300 million plus 0.700% of such assets over $300 million up to $600 million plus 0.675% of such assets over $600 million up to $1 billion plus 0.650% of such assets over $1 billion	0.675% of the first $1 billion of such assets plus 0.650% of such assets over $1 billion up to $3 billion plus 0.620% of such assets over $3 billion up to $5 billion plus 0.590% of such assets over $5 billion

ClearBridge Aggressive Growth	0.650% of the first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.550% of such assets over $1 billion up to $2 billion plus 0.500% of such assets over $2 billion	0.650% of the first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.550% of such assets over $1 billion up to $2 billion plus 0.500% of such assets over $2 billion up to $2.85 billion plus 0.475% of such assets over $2.85 billion

Harris Oakmark International	0.850% of first $100 million of such assets plus 0.800% of such assets over $100 million up to $1 billion plus 0.750% of such assets over $1 billion	0.850% of first $100 million of such assets plus 0.800% of such assets over $100 million up to $1 billion plus 0.725% of such assets over $1 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Invesco Comstock	0.650% of first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.525% of such assets over $1 billion	0.650% of first $500 million of such assets plus 0.600% of such assets over $500 million up to $1 billion plus 0.500% of such assets over $1 billion up to $2 billion plus 0.475% of such assets over $2 billion

Invesco Mid Cap Value	0.700% of first $200 million of such assets plus 0.65% of such assets over $200 million up to $500 million plus 0.625% of such assets over $500 million

If assets are between $750 million and $1.4 billion:

0.625% of the first $1.4 billion of such assets plus 0.600% of such assets over $1.4 billion

If assets are below $750 million or above $1.4 billion:

0.700% of the first $200 million of such assets plus 0.65% of such assets over $200 million up to $500 million plus 0.600% of such assets over $500 million

Invesco Small Cap Growth	0.880% of first $500 million of such assets plus 0.830% of such assets over $500 million	0.830%

JPMorgan Core Bond	0.550%	0.420%

JPMorgan Global Active Allocation	0.800% of first $250 million of such assets plus 0.750% of such assets over $250 million up to $500 million plus 0.720% of such assets over $500 million up to $750 million plus 0.700% of such assets over $750 million	0.700% of the first $1 billion plus 0.650% of such assets over $1 billion up to $3 billion plus 0.630% of such assets over $3 billion up to $5 billion plus 0.620% of such assets over $5 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
JPMorgan Small Cap Value	0.800% of the first $100 million of such assets plus 0.775% of such assets over $100 million up to $500 million plus 0.750% of such assets over $500 million up to $1 billion plus 0.725% of such assets over $1 billion	0.725% of the first $50 million of such assets plus 0.675% of such assets over $50 million

Lord Abbett Bond Debenture	0.600% of the first $250 million of such assets plus 0.550% of such assets over $250 million up to $500 million plus 0.500% of such assets over $500 up to $1 billion plus 0.450% of such assets over $1 billion	0.600% of the first $250 million of such assets plus 0.550% of such assets over $250 million up to $500 million plus 0.500% of such assets over $500 million up to $1 billion plus 0.430% of such assets over $1 billion up to $1.5 billion plus 0.410% of such assets over $1.5 billion

MetLife Balanced Plus

Fee on the Portfolio’s Investments in Underlying Portfolios:

0.100% of the first $500 million of such assets plus 0.075% of such assets over $500 million up to $1 billion plus 0.050% of such assets over $1 billion

Fee on the Portfolio’s Other Assets:

0.725% of the first $250 million of such assets plus 0.700% of such assets over $250 million up to $750 million plus 0.675% of such assets over $750 million up to $1 billion plus 0.650% of such assets over $1 billion

Fee on the Portfolio’s Investments in Underlying Portfolios:

0.100% of the first $500 million of such assets plus 0.075% of such assets over $500 million up to $1 billion plus 0.050% of such assets over $1 billion

Fee on the Portfolio’s Other Assets:

0.675% of the first $1 billion of such assets plus 0.650% of such assets over $1 billion up to $2.5 billion plus 0.625% of such assets over $2.5 billion up to $5 billion plus 0.600% of such assets over $5 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Met/Franklin Low Duration Total Return	0.520% of the first $100 million of such assets plus 0.510% of such assets over $100 million up to $250 million plus 0.500% of such assets over $250 million up to $500 million plus 0.490% of such assets over $500 million up to $1 billion plus 0.470% of such assets over $1 billion up to $1.5 billion plus 0.450% of such assets over $1.5 billion

0.520% of the first $100 million of such assets plus 0.510% of such assets over $100 million up to $250 million plus 0.500% of such assets over $250 million up to $500 million plus 0.490% of such assets over $500 million up to $1 billion plus 0.470% of such assets over $1 billion up to $1.5 billion plus 0.450% of such assets over $1.5 billion*

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to the Met/Franklin Low Duration Total Return Portfolio (the “Subadvisory Agreement”), the assets of the Met/Franklin Low Duration Total Return Portfolio are aggregated with the assets of the Met/Templeton International Bond Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Met/Franklin Low Duration Total Return Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Met/Franklin Low Duration Total Return Portfolio to the Adviser pursuant to the applicable Management Agreement.

MetLife Small Cap Value (formerly, Third Avenue Small Cap Value)	0.750% of first $1 billion of such assets plus 0.700% of such assets over $1 billion	0.750% of the first $1 billion of such assets plus 0.650% of such assets over $1 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
MFS® Emerging Markets	1.050% of first $250 million of such assets plus 1.000% of such assets over $250 million up to $500 million plus 0.850% of such assets over $500 million up to $1 billion plus 0.750% of such assets over $1 billion	1.050% of first $250 million of such assets plus 1.000% of such assets over $250 million up to $500 million plus 0.800% of such assets over $500 million up to $1 billion plus 0.750% of such assets over $1 billion

MFS® Research International	0.800% of first $200 million of such assets plus 0.750% of such assets over $200 million up to $500 million plus 0.700% of such assets over $500 million up to $1 billion plus 0.650% of such assets over $1 billion	0.700% of the first $500 million of such assets plus 0.650% of such assets over $500 million up to $1.5 billion plus 0.550% of such assets over $1.5 billion

Morgan Stanley Mid Cap Growth	0.700% of first $200 million of such assets plus 0.650% of such assets over $200 million up to $500 million plus 0.625% of such assets over $500 million	0.650% of the first $500 million of such assets plus 0.625% of such assets over $500 million

Oppenheimer Global Equity	0.700% of first $100 million of such assets plus 0.680% of such assets over $100 million up to $250 million plus 0.670% of such assets over $250 million up to $500 million plus 0.660% of such assets over $500 million up to $750 million plus 0.650% of such assets over $750 million	0.700% of first $100 million of such assets plus 0.680% of such assets over $100 million up to $250 million plus 0.670% of such assets over $250 million up to $350 million plus 0.600% of such assets over $350 million up to $600 million plus 0.590% of such assets over $600 million up to $750 million plus 0.580% of such assets over $750 million up to $800 million plus 0.540% of such assets over $800 million

PIMCO Inflation Protected Bond	0.500% of the first $1.2 billion of such assets plus 0.450% of such assets over $1.2 billion	0.500% of the first $1.2 billion of such assets plus 0.450% of such assets over $1.2 billion up to $2 billion plus 0.425% of such assets over $2 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
PIMCO Total Return	0.500% of first $1.2 billion of such assets plus 0.475% of such assets over $1.2 billion	0.500% of first $1 billion of such assets plus 0.475% of such assets over $1 billion up to $1.2 billion plus 0.450% of such assets over $1.2 billion up to $3 billion plus 0.425% of such assets over $3 billion

Pioneer Fund	0.700% of first $200 million of such assets plus 0.650% of such assets over $200 million up to $500 million plus 0.600% of such assets over $500 million up to $2 billion plus 0.550% of such assets over $2 billion	0.625% of the first $400 million of such assets plus 0.600% of such assets over $400 million up to $900 million plus 0.550% of such assets over $900 million

Pyramis® Managed Risk	0.800%; provided, however, that if the Portfolio invests its assets primarily in shares of registered investment companies offered by Fidelity Investments rather than directly in investment securities, then the fee payable to MetLife Advisers, LLC shall be 0.450%

0.800%; provided, however, that if the Portfolio invests its assets primarily in shares of registered investment companies offered by Fidelity Investments rather than directly in investment securities, then the fee payable to MetLife Advisers, LLC shall be 0.450%*

* To the extent the Portfolio may invest in shares of registered investment companies offered by Fidelity Investments (“Fidelity Funds”), the Fidelity Funds’ transfer agent or its affiliates (“Fidelity”) may pay Metropolitan Life Insurance Company and its affiliates (“MetLife”) for recordkeeping and other administrative services. MetLife Advisers shall waive its management fee in the same amount as any fees MetLife receives from Fidelity for recordkeeping and other administrative services.

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
TCW Core Fixed Income	0.55%	0.48% of the first $500 million of such assets plus 0.40% of such assets over $500 million up to $2 billion plus 0.35% of such assets over $2 billion

WMC Large Cap Research	0.625% of first $250 million of such assets plus 0.600% of such assets over $250 million up to $500 million plus 0.575% of such assets over $500 million up to $1 billion plus 0.550% on such assets over $1 billion up to $2 billion plus 0.500% of such assets over $2 billion	0.555% of the first $500 million of such assets plus 0.530% of such assets over $500 million up to $1 billion plus 0.505% on such assets over $1 billion up to $21.250 billion plus 0.500% of such assets over $21.250 billion

2.	This Agreement shall become effective on the date first written above and shall remain in full force and effect until April 30, 2016 and, with respect to Pyramis® Managed Risk Portfolio, shall automatically continue in full force and effect after such initial term. Notwithstanding the preceding sentence, this Agreement may be terminated, with respect to Pyramis® Managed Risk Portfolio, at any time after April 30, 2016 by mutual agreement of the Adviser and the Board of Trustees of the Trust.

3.	In the event the Adviser and the Trust agree to terminate the Adviser’s obligation under Section 1 to waive fees with respect to the Portfolios following April 30, 2016 (or change the percentage specified in Section 1 with respect to any Portfolios), no such change shall affect the obligation (including the amount of the obligation) of the Trust to repay amounts of fees waived or expenses borne by the Adviser during the periods prior to the date of such termination, if any obligation is in effect pursuant to the Amended and Restated Expense Limitation Agreement, dated as of October 9, 2001, as amended, by and between the Adviser and the Trust.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

MET INVESTORS SERIES TRUST on behalf of the Portfolios		METLIFE ADVISERS, LLC

By:	/s/ Elizabeth M. Forget	By:	Alan C. Leland, Jr.
	Elizabeth M. Forget President		Alan C. Leland, Jr. Chief Financial Officer & Treasurer

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